Exhibit 99.10

International Rectifier Announces Internal Investigation of Accounting Irregularities at Foreign Subsidiary and Cautions on Reliance on Prior Financial Statements

EL SEGUNDO, California, April 9, 2007 – International Rectifier Corporation (NYSE:IRF) today announced that the Audit Committee of its Board of Directors has determined, based on an interim report of an investigation conducted at its request, by independent investigators hired by outside legal counsel, that the company's financial statements for the quarters ended December 31, 2006, September 30, 2006, March 31, 2006, December 31, 2005 and September 30, 2005, and for the year ended June 30, 2006, included in the company's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for such periods, should no longer be relied upon.  It has not yet been determined whether and to what extent financial statements for earlier periods may have been affected by the matters discovered in the investigation.  Based on the interim results of this investigation, the Audit Committee has determined that material weaknesses in the internal control over financial reporting exist at a foreign subsidiary, and consequently the Audit Committee also determined that management's report on internal control over financial reporting as of June 30, 2006, included in the company's Annual Report on Form 10-K for the year then ended, should no longer be relied upon.

The ongoing investigation has discovered some accounting irregularities at a foreign subsidiary.  These accounting irregularities include, among other things, premature revenue recognition of product sales.  The investigation is continuing and additional information will be sought to enable the Audit Committee to determine the extent by which accounts receivable, revenues and possibly other entries in the financial statements may have been misstated in any given accounting period, including possibly periods preceding the year ended June 30, 2006.

The Audit Committee is working with management to determine the extent to which accounting errors exist and require any restatement of the financial statements for prior periods.  As of the date hereof, the company is unable to provide a reasonable estimate of the impact of the accounting errors on its financial statements and is unable to predict the likelihood, amount or the timing of any possible restatement.

At this time, the company anticipates that it will be unable to file within the required time period, its Quarterly Report on Form 10-Q for the period ending March 31, 2007 until the investigation is completed, identified errors quantified, and previously issued financial statements revised as may be necessary.

The company’s analyst day planned for May 11, 2007 has been postponed.

About International Rectifier Corporation

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements

This press release includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believe”, “estimate”, “may”, “should”, “will”, or “expects” or the negative or variations thereof. Such forward-looking statements include, among other things, our statements that management's report on internal control over financial reporting as of June 30, 2006, and the company's financial statements for the quarters ended December 31, 2006, September 30, 2006, March 31, 2006, December 31, 2005 and September 30, 2005, and for the year ended June 30, 2006, should no longer be relied upon. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the company's actual results include the results of the continuing review into the accounting irregularities, the impact of the accounting errors on the company's results of operations, the likelihood, amount or timing of any possible restatement, the impact of any such restatement on the company's credit agreements and other material agreements, the extent of the weaknesses in the company’s internal control over financial reporting, the likelihood that the company will timely file its Quarterly Report on Form 10-Q for the period ending March 31, 2007, and other various uncertainties disclosed in the company's reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

Company contact: Portia Switzer, 310.726.8254.